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                                                                   EXHIBIT 10.74
                                PROMISSORY NOTE

$150,000                                                   Palo Alto, California
                                                                    June 5, 1995

         FOR VALUE RECEIVED, the undersigned, Howard D. Palefsky
("Borrower"), promises to pay to Collagen Corporation, a Delaware corporation ("Lender"), or order, at 2500 Faber Place, Palo Alto, CA 94303, or at such other place as Lender may from time to tome designate in writing, the sum of one hundred and fifty thousand dollars ($150,000).

         Interest will be accrued quarterly on the outstanding principal balance at the lower of: Ten percent (10%) per annum, or the prime rate as of the last day of the calendar quarter, as reported in the Wall Street Journal. All accrued interest will be paid annually, on September 1 of each year.

         Fifty percent (50%) of each performance bonus (e.g., the MBR bonus) awarded to the undersigned will be retained by the Company and deducted from the loan balance for the next five years, until the loan is paid in full; and upon the fifth anniversary date of the note, the entire balance of principal and interest if any, will be due and payable.

         If Borrower's employment with the Lender terminates for any reason, the then outstanding principal balance of this Note, and interest accrued thereon shall become due and payable immediately. Borrower hereby acknowledges that the amounts of principal reduced hereunder and any interest imputed to Borrower under the Internal Revenue Code of 1986, as amended, will be taxable income to Borrower and, as such will be subject to all applicable federal state and local tax withholding requirements.

         As security for the payment of the principal and accrued interest on this Note and any renewal, extension or modification thereof, Borrower hereby grants to Lender a first priority security interest in any and all shares of Lender's capital stock currently held or hereafter acquired by or on behalf of Borrower ("Pledged Shares"). Borrower covenants and agrees to promptly deliver all certificates or other evidences of Pledged Shares to Lender and to take such further actions and execute such further documents as may be necessary for Lender to perfect its security interest in the Pledged Shares.

         Amounts due under this Note shall be payable in lawful money of the United States of America and in immediately available funds. All payments under this Note shall be applied first to any accrued and unpaid interest and then to principal. Borrower shall have the right to pay, without penalty or premium, all or any portion of the outstanding principal amount of this Note at any time.

         Borrower waives presentment, protest and demand, and notice of protest, demand, dishonor and nonpayment of this Note and diligence in taking any action to collect any amounts owing under this Note by proceeding against any of the rights securing the payment of this Note. If action is instituted on this Note, Borrower agrees to pay such reasonable sum as attorney's fees as the court may fix and award in such action.

         This Note shall be governed by and construed in accordance with the laws of the State of California.

         IN WITNESS WHEREOF, Borrower has executed this Note as of the date first written above.

/s/ REID W. DENNIS                        /s/ HOWARD D. PALEFSKY
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Acknowledged and accepted by:
Reid W. Dennis                            -------------------------------------
Chairman Emeritus
Chairman of Executive Committee